UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                  Form 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                      Date of Report: September 13, 2002
                      ----------------------------------


                     Phoenix International Industries, Inc.
      (Exact name of small business issuer as specified in its charter)

                       Commission File Number: 000-17058
                                               ---------

          Florida                                   59-2565462
  ------------------------                   ------------------------
  (State of incorporation)                   (IRS Employer ID Number)

                1750 Osceola Drive, West Palm Beach, FL 33409
                ---------------------------------------------
                  (Address of principal executive offices)

                             (561) 688-0440
                       ---------------------------
                       (Issuer's telephone number)

Item 4. Changes in Registrant's Certifying Accountant

The Company's financial statements for the fiscal years ended May 31, 1999, 2000 and 2001 were audited by the firm of Wieseneck, Andres and Company, P.A. On July 15, 2002, the Company's Board of Directors made a decision to terminate the services of Wieseneck, Andres & Associates, P. A. of North Palm Beach, FL as the Company's independent auditors. It was the decision of the Company to retain the firm Scott W. Hatfield, C.P.A. of Dallas, Texas, as its new independent accountant, as was reported in the Company's filing of Form 8-K/A dated August 7, 2002 which is incorporated herein by reference.

As a result of the change in independent accountants, the Company found it necessary to file a form 12b-25, Notice of Late Filing, dated August 28, 2002. At that time the Company believed its form 10-KSB would have been successfully completed and filed within the 15 day extension period as required.

However, the firm of Wieseneck, Andres & Company, P.A. has not fully cooperated with the Company in transmitting copies of all records necessary for Scott W. Hatfield to complete the 2002 audit, resulting in the Company not being able to file its 10-KSB within the additional allocated time period. This change in the Company's independent auditors, and the lack of cooperation has caused further delay in the filing of its 2002 Annual Report. Every effort is being made by The Company to file its Form 10-KSB, 2002 Annual Report as soon as possible.

Additionally, as of this date, the firm of Wieseneck, Andres & Company, P.A., has not yet provided a letter, as is required, to be included as an exhibit on our Form 8-K/A dated August 7, 2002, stating that they agree or disagree with the Company's statement that of during the period Wieseneck, Andres & Company, P.A., were acting as our independent accountants, there were no disagreement(s) with them on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Company will file a further amendment to that Form 8-K/A upon receipt of that letter.



                                SIGNATURES

Pursuant to the requirements of The Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   PHOENIX INTERNATIONAL INDUSTRIES, INC.

                           September 12, 2002

                      By:/s/Gerard Haryman
                         --------------------------
                         Gerard Haryman, President